PROMISSORY NOTE

For value received, BIOSHAFT WATER TECHNOLOGY, INC. (the “Borrower”) promises to pay to the order of SUSTAINABLE WATER CORP. (the “Lender”) in lawful money of the United States of America, the aggregate amount of $11,000 (the “Principal Amount”), plus interest at a rate of 15% per annum, calculated compounded monthly, both before and after maturity and default, as follows:

1.

Interest shall be payable monthly in arrears on the last business day of each month, commencing July 24, 2014 until the Principal Amount is paid in full.

2.

The Principal Amount and all accrued and unpaid interest shall be due and be paid in full on July 25, 2015.

3.

The Principal Amount may be prepaid in whole or in part at any time without notice, bonus or penalty, together with all interest accrued and unpaid to the date of such prepayment.

This Promissory Note is being delivered in accordance with a Loan Agreement between the Borrower and the Lender dated July 7, 2015.

Dated: July 25, 2014.

BIOSHAFT WATER TECHNOLOGY, INC.

By: /s/ Bashar Amin

Authorized Signatory